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Exhibit 10.4

VOTING AND RIGHT OF FIRST REFUSAL AGREEMENT

May 3, 2009

        This Voting and Right of First Refusal Agreement, dated as of May 3, 2009 (this "Agreement"), is by and among Liberty Entertainment, Inc., a Delaware corporation ("Splitco"), The DIRECTV Group, Inc., a Delaware corporation ("DIRECTV"), DIRECTV, a Delaware corporation formed as a direct, wholly-owned Subsidiary of DIRECTV ("Holdings"), Dr. John C. Malone ("Dr. Malone"), Mrs. Leslie Malone, The Tracy L. Neal Trust A (the "Tracy Trust") and The Evan D. Malone Trust A (the "Evan Trust," and together with Dr. Malone, Mrs. Malone and the Tracy Trust, collectively, the "Malones" and each a "Malone").

        For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Agreement and Plan of Merger, dated as of May 3, 2009 (the "Merger Agreement"), by and among Liberty Media Corporation, a Delaware corporation ("Liberty"), Splitco, DIRECTV, Holdings, DTVG One, Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of Holdings ("Merger Sub One"), and DTVG Two, Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of Holdings ("Merger Sub Two").

        WHEREAS, subject to the receipt of the Liberty Stockholder Approval and the satisfaction or, where applicable, waiver of certain other conditions, Liberty will (i) pursuant to the Reorganization Agreement, complete the Restructuring (as defined in the Reorganization Agreement) and (ii) redeem, in accordance with the terms of the Reorganization Agreement, 90% of the outstanding shares of Liberty Entertainment Common Stock in exchange for all of the outstanding common stock of Splitco (the "Split-Off");

        WHEREAS, as of March 31, 2009, Dr. Malone (in his individual capacity and in a Representative Capacity with respect to the Malone Family Charitable Reminder Uni Trust) (i) Beneficially Owns 2,722,127 shares of Liberty Entertainment Series A Common Stock and 20,757,120 shares of Liberty Entertainment Series B Common Stock (collectively, the "Dr. Malone Liberty Shares"), (ii) upon completion of the Split-Off, is expected to Beneficially Own 2,449,914 shares of Splitco Series A Common Stock and 18,681,408 shares of Splitco Series B Common Stock (collectively, the "Dr. Malone Splitco Shares"), and (iii) upon completion of the Splitco Merger, is expected to Beneficially Own 2,722,123 shares of Holdings Class A Common Stock ("Dr. Malone Holdings Class A Shares,") and upon completion of the Exchange is expected to Beneficially Own 20,757,099 shares of Holdings Class B Common Stock (the "Dr. Malone Holdings Class B Shares," collectively with the Dr. Malone Holdings Class A Shares, the "Dr. Malone Holdings Shares");

        WHEREAS, as of March 31, 2009, Mrs. Malone (i) Beneficially Owns 301,008 shares of Liberty Entertainment Series A Common Stock and 681,884 shares of Liberty Entertainment Series B Common Stock (the "Mrs. Malone Liberty Shares"), (ii) upon completion of the Split-Off, is expected to Beneficially Own 270,907 shares of Splitco Series A Common Stock and 613,695 shares of Splitco Series B Common Stock (collectively, the "Mrs. Malone Splitco Shares") and (iii) upon completion of the Splitco Merger, is expected to Beneficially Own 301,007 shares of Holdings Class A Common Stock ("Mrs. Malone Holdings Class A Shares") and upon completion of the Exchange is expected to Beneficially Own 681,882 shares of Holdings Class B Common Stock (the "Mrs. Malone Holdings Class B Shares," collectively with the Mrs. Malone Holdings Class A Shares, the "Mrs. Malone Holdings Shares");

        WHEREAS, as of March 31, 2009, the Tracy Trust (i) Beneficially Owns 22,800 shares of Liberty Entertainment Series A Common Stock and 155,292 shares of Liberty Entertainment Series B Common Stock (collectively, the "Tracy Trust Liberty Shares"), (ii) upon completion of the Split-Off, is expected to Beneficially Own 20,520 shares of Splitco Series A Common Stock and 139,762 shares of Splitco Series B Common Stock (collectively, the "Tracy Trust Splitco Shares"), and (iii) upon completion of the Splitco Merger, is expected to Beneficially Own 22,799 shares of Holdings Class A Common Stock

(the "Tracy Trust Holdings Class A Shares") and upon completion of the Exchange is expected to Beneficially Own 155,290 shares of Holdings Class B Common Stock (the "Tracy Trust Holdings Class B Shares," together with the Tracy Trust Holdings Class A Shares, collectively, the "Tracy Trust Holdings Shares");

        WHEREAS, as of March 31, 2009, the Evan Trust (i) Beneficially Owns 80,000 shares of Liberty Entertainment Series A Common Stock and 211,864 shares of Liberty Entertainment Series B Common Stock (collectively, the "Evan Trust Liberty Shares" and, together with the Dr. Malone Liberty Shares, the Mrs. Malone Liberty Shares and the Tracy Trust Liberty Shares, collectively, the "Malone Liberty Shares"), (ii) upon completion of the Split-Off, is expected to Beneficially Own 72,000 shares of Splitco Series A Common Stock and 190,677 shares of Splitco Series B Common Stock (collectively, the "Evan Trust Splitco Shares" and, together with the Dr. Malone Splitco Shares, the Mrs. Malone Splitco Shares and the Tracy Trust Splitco Shares, collectively, the "Malone Splitco Shares"), and (iii) upon completion of the Splitco Merger, is expected to Beneficially Own 79,999 shares of Holdings Class A Common Stock (the "Evan Trust Holdings Class A Shares" and, together with the Dr. Malone Holdings Class A Shares, the Mrs. Malone Holdings Class A Shares and the Tracy Trust Holdings Class A Shares, collectively, the "Malone Holdings Class A Shares") and upon completion of the Exchange is expected to Beneficially Own 211,863 shares of Holdings Class B Common Stock ("Evan Trust Holdings Class B Shares," together with the Dr. Malone Holdings Class B Shares, the Mrs. Malone Holdings Class B Shares and the Tracy Trust Holdings Class B Shares, collectively, the "Malone Holdings Class B Shares" and, the Evan Trust Holdings Class B Shares, together with the Evan Trust Holdings Class A Shares, the "Evan Trust Holdings Shares");

        WHEREAS, Holdings desires to have the right to acquire, under the circumstances described herein, all of the shares of Holdings Class B Common Stock that are Beneficially Owned by the Malones; and

        WHEREAS, as a condition to its willingness to enter into the Merger Agreement, DIRECTV has required that the Malones enter into this Agreement and, in order to induce DIRECTV to enter into the Merger Agreement, the Malones are entering into this Agreement;

        WHEREAS, the Exchange, the Splitco Merger and the DIRECTV Merger are being undertaken pursuant to a single, integrated plan and for federal income tax purposes it is intended that the exchange of Splitco Common Stock and DIRECTV Common Stock for Holdings Common Stock pursuant to the Mergers and this Agreement, taken together, shall qualify as exchanges described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, and that the Exchange and the Splitco Merger, taken together, shall qualify as a reorganization within the meaning of Section 368(a) of the Code and the rules and regulations promulgated thereunder;

        NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which are hereby acknowledged, each of the parties hereby agree as follows:

1.
CERTAIN DEFINITIONS.

        As used in this Agreement and the schedules hereto, the following terms have the respective meanings set forth below.

        "Acquire" means to purchase or otherwise acquire, or enter into any agreement with respect to the purchase or acquisition of any security, including any Constructive Acquisition that is treated as an acquisition of Beneficial Ownership for federal income tax purposes.

        "Acquisition" means a purchase or other acquisition, or entering into any agreement with respect to the purchase or acquisition of any security, including any Constructive Acquisition that is treated as an acquisition of Beneficial Ownership for federal income tax purposes.

        "Affiliate" means, as to any Person, any other Person that, directly or indirectly, Controls, or is Controlled by, or is under common Control with, such Person. For this purpose, "Control" (including, with its correlative meanings, "Controlled by" and "under common Control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise, and with respect to a natural Person, such Person's immediate family members and any trust, partnership, limited liability company or similar vehicle established and maintained for the benefit of such Person. For purposes of this Agreement, (i) each Malone shall be deemed an Affiliate of each other Malone, and each of the Malone Children shall be deemed an Affiliate of each Malone, (ii) none of Liberty, Splitco, DIRECTV, Holdings, Liberty Global, Inc. (a Delaware corporation), Ascent Media Corporation (a Delaware corporation), or Discovery Communications, Inc. (a Delaware corporation), shall be considered an Affiliate of any Malone and (iii) none of DIRECTV or any of its Subsidiaries shall be deemed to be an Affiliate of Liberty or (after giving effect to the Restructuring and Split-Off but prior to the Merger Effective Time) Splitco.

        "Basket Shares" means (i) prior to the Split-Off Effective Time, an aggregate of 750,000 shares of Liberty Entertainment Series A Common Stock, (ii) following the Split-Off Effective Time, an aggregate of 675,000 shares of Splitco Series A Common Stock, and (iii) following the Merger Effective Time, an aggregate of 750,000 shares of Holdings Class A Common Stock, in each case Beneficially Owned by Dr. Malone.

        "Beneficial Owner" and "Beneficial Ownership" and words of similar import have the meaning assigned to such terms in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act, and a Person's Beneficial Ownership of securities shall be calculated in accordance with the provisions of such Rules. For purposes of this Agreement, (i) shares of common stock issuable upon exercise of any Convertible Security will not be deemed Beneficially Owned until such shares are issued and outstanding following the exercise, conversion or exchange of such Convertible Security, including any Malone Award (other than for purposes of Section 4), (ii) no Member will be deemed to have Beneficial Ownership of any Equity Security (x) Beneficially Owned by any other Member or (y) held in any 401(k) or other retirement account, and (iii) except as specified herein, no Member who is a natural person will be deemed to have Beneficial Ownership of any Equity Security owned of record by any trust (x) in which such Member retains a pecuniary interest solely by virtue of such interest, (y) of which such Member acts as a trustee or (z) with respect to which such Member retains any rights as to substitution over the assets of such trust, provided, that in the case of clauses (x), (y) and (z), such trust is or becomes a Member.

        "Board of Directors" means the Board of Directors of Holdings.

        "Call Agreement" means the Call Agreement, dated as of February 9, 1998, between Liberty (as successor to Liberty Media LLC which was the assignee of Tele-Communications, Inc.) and the Malone Group (as defined therein).

        A "Change of Control" shall have occurred with respect to Holdings if:

          (i)    a merger or consolidation occurs between Holdings and any other Person in which the voting power of all voting securities of Holdings outstanding immediately prior thereto represent (either by remaining outstanding or being converted into voting securities of the surviving entity) less than 50% of the voting power of Holdings or the surviving entity outstanding immediately after such merger or consolidation (or if Holdings or the surviving entity after giving effect to such transaction is a subsidiary of the issuer of securities in such transaction, then the voting power of all voting securities of Holdings outstanding immediately prior to such transaction represent (by being converted into voting securities of such issuer) less than 50% of the voting power of the issuer outstanding immediately after such merger or consolidation); or

          (ii)   in any share exchange, extraordinary dividend, acquisition, disposition or recapitalization (or series of related transactions of such nature) (other than a merger or consolidation) the holders of voting securities of Holdings immediately prior thereto continue to Beneficially Own voting securities representing less than 50% of the voting power of Holdings (or any successor entity) immediately thereafter (or if Holdings or the successor entity after giving effect to such transaction is a subsidiary of the issuer of securities in such transaction, then the voting power of all voting securities of Holdings outstanding immediately prior to such transaction represent (by being converted into voting securities of such issuer) less than 50% of the voting power of the issuer outstanding immediately after such transaction).

        "Charitable Transferee" means, with respect to any Member, any private charitable foundation or donor advised fund established by one or more Members that, in either case, (i) is Controlled, directly or indirectly, solely by one or more Members, and (ii) meets the requirements under the Code for such Member(s) or Related Parties of such Members to deduct donations to such foundation or donor advised fund.

        "Close of Business" means 5:00 p.m. local time in Los Angeles, California.

        "Common Stock" means the Holdings Class A Common Stock and the Holdings Class B Common Stock, in each case as it will be constituted immediately following the Merger Effective Time, and any capital stock into which such Holdings Common Stock may thereafter be changed (whether as a result of a recapitalization, reorganization, merger, consolidation, share exchange or other transaction or event).

        "Constructive Acquisition" means entering into or acquiring a derivative contract with respect to a security, entering into or acquiring a futures or forward contract to acquire a security or entering into any other hedging or other derivative transaction that has the effect of assuming the material economic benefits and risks of ownership.

        "Constructive Disposition" means entering into or acquiring an offsetting derivative contract with respect to a security, entering into or acquiring a futures or forward contract to deliver a security or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.

        "Convertible Securities" means (x) any securities of a Person (other than any class or series of common stock) or any Subsidiary thereof that are convertible into or exercisable or exchangeable for any shares of any class or series of common stock, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise, (y) any securities of any other Person that are convertible into or exercisable or exchangeable for, securities of such Person or any other Person, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise, and (z) any subscriptions, options, rights, warrants, calls, convertible or exchangeable securities (or any similar securities) or agreements or arrangements of any character to acquire common stock, preferred stock or other capital stock.

        "Current Market Price" of any security on any day means (i) the last reported sale price (or, if no sale is reported, the average of the high and low bid prices) on The Nasdaq Stock Market on such day, or (ii) if the primary trading market for such security is not The Nasdaq Stock Market, then the closing sale price regular way on such day (or, in case no such sale takes place on such day, the reported closing bid price regular way on such day) in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such exchange, then on the principal exchange on which such security is traded, or (iii) if the Current Market Price of such security on such day is not available pursuant to one of the methods specified above, then the average of the bid and asked prices for such security on such day as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

        "Equity Security" means (i) any common stock, preferred stock or other capital stock, (ii) any securities convertible into or exchangeable for common stock, preferred stock or other capital stock or (iii) any subscriptions, options, rights, warrants, calls, convertible or exchangeable securities (or any similar securities) or agreements of any character to acquire common stock, preferred stock or other capital stock.

        "Estate" means, upon the death of Dr. Malone, the estate of Dr. Malone, through its personal representative(s).

        "Exchange Time" means the time following the Split-Off Effective Time and immediately preceding the Merger Effective Time provided that all conditions set forth in Article VII of the Merger Agreement have been satisfied or waived (other than those conditions that by their nature may only be satisfied at the Closing), and the parties to the Merger Agreement are obligated to complete the Closing.

        "Excess Holdings Class B Common Shares" means the number of shares of Holdings Class B Common Stock, which, at any reference time, shall be equal to (i) the Excess Voting Power Percentage at such time, multiplied by (ii) the total number of votes which the holders of all issued and outstanding Holdings Voting Securities as of such date are entitled to vote, divided by (iii) fifteen.

        "Excess Holder" means each Malone and any direct or indirect Permitted Transferee of such Malone to the extent such Person Beneficially Owns any Excess Holdings Class B Common Shares.

        "Excess Voting Power Percentage" (as calculated, from time to time, pursuant to this Agreement) means, on the record date for the determination of stockholders entitled to receive notice of, and to vote at, any meeting of the stockholders of Holdings, or in any other circumstances upon which a vote, consent or other approval (including by written consent) is required, on the date of such vote, consent or approval, the percentage equal to (i) the total number of votes to which the Member Shares held by each Malone (together with any Member Shares held by any direct or indirect Permitted Transferee of such Malone) collectively as of such date entitle such Persons to vote, divided by (ii) the total number of votes which all issued and outstanding Holdings Voting Securities as of such date allow their respective Beneficial Owners to vote, which quotient is then multiplied by (iii) 100, and from such product is subtracted (iv) the Maximum Percentage. In the event that the foregoing calculation yields a negative percentage, then the Excess Voting Power Percentage shall be zero.

        "Exempt Transfer" means, with respect to any Member Shares, any Transfer:

          (i)    pursuant to Section 4.11 of the Holdings Charter;

          (ii)   to another Member;

          (iii)  that is an exchange or conversion of Member Shares that occurs by operation of law in connection with a merger or consolidation of Holdings with or into another corporation or a reclassification or similar event, that has been duly authorized and approved by the required vote of the Board of Directors and the stockholders of Holdings pursuant to its Certificate of Incorporation and Delaware law; provided, however, that any shares of capital stock issued in exchange for or in reclassification of such Member Shares or into which such Member Shares are converted in any such transaction shall continue to be Member Shares for purposes of this Agreement unless (x) such transaction resulted in a Change of Control of Holdings or (y) such shares of capital stock so issued do not entitle the holder thereof to more than one vote per share;

          (iv)  to a Prospective Purchaser in compliance with and subject to subsections (A) through (F), inclusive, of Section 7(b)(i) hereof;

          (v)   that is a gift or assignment for no consideration by such Member (if a natural person) during his life to any one or more of his Related Parties;

          (vi)  that is a transfer to the legal representatives of such Member (if a natural person) upon his death or adjudication of incompetency or by any such legal representatives to any Person to whom the transferor could have transferred such security pursuant to any clause of this definition;

          (vii) to a Malone Related Party;

          (viii)  that is a Permitted Pledge or Permitted Constructive Disposition;

          (ix)  to Liberty pursuant to the Call Agreement (solely with respect to a Transfer of Malone Liberty Shares); or

          (x)   that results in the transferee receiving Holdings Class A Common Stock pursuant to Section 4.5 of the Holdings Charter;

  provided, however, that no Transfer pursuant to clause (ii), (v), (vi) or (vii) shall be an Exempt Transfer unless each Person to whom any such Transfer is made (unless such Person is already a party and so bound) simultaneously therewith becomes a party to this Agreement and agrees to be bound hereby with respect to such Member Shares to the same extent as such Member.

        "High Vote Stock" means any series of Liberty Entertainment Common Stock (prior to the Split-Off), any series of Splitco Common Stock (prior to the Splitco Merger) or any series or class of Holdings Common Stock, in each case, that has voting rights greater than one vote per share. The High Vote Stock is currently comprised of the Liberty Entertainment Series B Common Stock, the Splitco Series B Common Stock and the Holdings Class B Common Stock.

        "Holder" has the meaning ascribed to such term in the Holdings Charter.

        "Holdings Charter" means the Amended and Restated Certificate of Incorporation of Holdings, as in effect upon the Merger Effective Time (as the same may be amended and restated from time to time).

        "Holdings Voting Securities" means the Holdings Class A Common Stock, the Holdings Class B Common Stock and any series of Holdings Preferred Stock which by its terms under the Holdings Charter is designated as a voting security, provided that each such series of Preferred Stock will be entitled to vote together with the other Voting Securities only as and to the extent expressly provided for in the applicable terms of the Holdings Charter.

        "Independent Committee" means a committee of the Board of Directors consisting exclusively of directors other than a Member (including any Permitted Transferee).

        "Liberty Entertainment Common Stock" means the Liberty Entertainment Series A Common Stock and the Liberty Entertainment Series B Common Stock.

        "Liberty Entertainment Series A Common Stock" means the Series A Liberty Entertainment common stock, par value $.01 per share, of Liberty.

        "Liberty Entertainment Series B Common Stock" means the Series B Liberty Entertainment common stock, par value $.01 per share, of Liberty.

        "Low Vote Stock" means common stock of any series or class of Holdings that has voting rights no greater than one vote per share. The Low Vote Stock is currently comprised of Holdings Class A Common Stock and Holdings Class C Common Stock.

        "Malone Awards" means (i) any stock options for, and stock appreciation rights that may be settled in, (x) shares of Liberty Entertainment Common Stock granted to Dr. Malone pursuant to an equity incentive plan of Liberty or otherwise for compensation purposes or (y) shares of Splitco Common Stock granted to Dr. Malone pursuant to an equity incentive plan of Splitco or otherwise for compensation purposes, or (ii) any stock options for, and stock appreciation rights that may be settled in, shares of Holdings Common Stock as a result of the application of any adjustment to any stock option or stock appreciation right referenced in clause (i) of this definition in connection with the consummation of the Mergers.

        "Malone Child Attribution Person" means any Person who, with respect to a Malone Child, (i) is related to the Malone Child, as described in Section 355(a)(7)(A) of the Code, (ii) is a member of a "coordinating group" (within the meaning of Treasury Regulations Section 1.355-7(h)(4)) that includes the Malone Child, or (iii) otherwise is treated as one Person with the Malone Child for purposes of Section 355(e) of the Code.

        "Malone Children" means Tracy Malone Neal and Evan D. Malone.

        "Malone Holdings Shares" means, that number of shares of outstanding Holdings Class B Common Stock equal to the aggregate number of shares of Splitco Class B Common Stock owned of record by the Malones at the Exchange Time multiplied by the Splitco Exchange Ratio.

        "Malone Related Person" means any Person who (i) is related to a Malone, as described in Section 355(d)(7)(A) of the Code, (ii) is a member of a "coordinating group" (within the meaning of Treasury Regulations Section 1.355-7(h)(4)) that includes a Malone, or (iii) otherwise is treated as one Person with a Malone for purposes of Section 355(e) of the Code.

        "Maximum Percentage" means 24%.

        "Member" means (i) each Malone and (ii) each other Person (including any Permitted Transferee) who is required to become or becomes a party to this Agreement, in each case, for so long as such Person is the Beneficial Owner of any Member Shares.

        "Member Shares" means, with respect to any Member (including any Permitted Transferee), any and all shares of High Vote Stock Beneficially Owned by such Member as of the relevant determination date (including any shares of High Vote Stock, the Beneficial Ownership of which was acquired by such Member following the date hereof).

        "Per Share Value" means the average of the Current Market Prices of the Low Vote Stock for the period of 30 consecutive trading days ending on the last trading day prior to the relevant determination date, appropriately adjusted to take into account any stock dividends on the Low Vote Stock, or any stock splits, reclassifications or combinations of the Low Vote Stock, during the period following the first of such 30 trading days and ending on the last full trading day immediately preceding the ROFR Closing Date.

        "Permitted Constructive Disposition" means, with respect to a security, a Constructive Disposition that does not, and will not at any subsequent time, result in a transfer of ownership of such security for federal income tax purposes, so long as, in the case of an Equity Security, the Person effecting such Constructive Disposition retains the sole right to vote such Equity Security in accordance with this Agreement and otherwise complies with his, her or its obligations hereunder, including the obligation to effect the Exchange, in all material respects.

        "Permitted Pledge" means any pledge of Malone Liberty Shares in effect on the date hereof and as set forth on Schedule 10(b) hereto, and any pledge of any Equity Securities or any Convertible Securities of Liberty (in respect of Liberty Entertainment Common Stock), Splitco or Holdings Beneficially Owned by any Member after the date hereof by any Member to a bank or other financial institution to secure indebtedness, which pledge and related indebtedness is on customary terms and conditions and which (prior to any default or foreclosure thereunder) does not (i) interfere with or limit such Person's rights or obligations hereunder to vote such Equity Securities or Convertible Securities, (ii) constitute a proxy in favor of a third party in respect of rights to vote such Equity Securities or Convertible Securities, and (iii) interfere with or limit such Person's or any Member's ability to otherwise comply with his, her or its obligations hereunder, including the obligation to effect the Exchange, in any material respect.

        "Permitted Transferee" means, with respect to any Member, any Person to whom any of such Member's Member Shares are Transferred, directly or indirectly, in an Exempt Transfer, in each case where such Person becomes a party to this Agreement and a Member pursuant to any provision of this Agreement, in each case, so long as such Person is the Beneficial Owner of any Member Shares.

        "Qualified Appraiser" means a Person who is nationally recognized as being qualified and experienced in the appraisal of assets comparable to the noncash consideration proposed to be given pursuant to the Bona Fide Offer and shall not be an Affiliate of any party to this Agreement.

        "Qualified Trust" means, with respect to any Member, any trust that is directly or indirectly Controlled solely by one or more Members and the sole beneficiaries of which are one or more Related Parties or Charitable Transferees of one or more of such Members, including any such trust that is so Controlled and (i) qualifies under the Code as a so-called "charitable remainder trust," provided that the income beneficiaries consist solely of one or more Related Parties of such Member(s) and the remainder interest reverts to one or more Charitable Transferees or (ii) qualifies under the Code as a so-called "charitable lead trust," provided that the income beneficiaries consist solely of one or more Charitable Transferees and the remainder interest reverts to either such member(s) or one or more Related Parties of such Member(s); provided, that for purposes of the foregoing, the phrase "directly or indirectly Controlled solely by one or more Members" will include any trust that has as its initial trustee a person appointed by a Member and the beneficiaries of which are one or more Related Parties of one or more Members.

        "Redemption Period" has the meaning ascribed to such term in the Holdings Charter.

        "Redemption Right" has the meaning ascribed to such term in the Holdings Charter.

        "Related Party" means, with respect to any Member (including any Permitted Transferee):

          (i)    the spouse, siblings and lineal descendants (which shall include a Person adopted before the age of 18) of such Person or any spouse of any such sibling or lineal descendant;

          (ii)   any Qualified Trust;

          (iii)  a custodian under the Uniform Gifts to Minors Act or similar fiduciary for the exclusive benefit of such Person's children during their lives or a Charitable Transferee; or

          (iv)  a corporation, limited liability company, private foundation or other entity organized under the laws of any state in the United States which is Controlled by, and all equity, participation, beneficial or similar interests (and rights to acquire any thereof, contingently or otherwise) of which are Beneficially Owned solely by, such Person or such Person and one or more Related Parties of such Person referred to in clause (i), (ii) or (iii) of this definition.

        "Representatives" means, as to any Person, that Person's investment bankers, financial advisors, attorneys, accountants, agents and other representatives. Representatives of Liberty shall be deemed to not be Representatives of any Malone, unless also acting for or representing a Malone.

        "Representative Capacity" shall mean as a proxy, an executor or administrator of any estate, a trustee of any trust or in any other fiduciary or representative capacity.

        "Splitco Common Stock" means the Splitco Series A Common Stock and the Splitco Series B Common Stock.

        "Splitco Series A Common Stock" means the Series A common stock, par value $.01 per share, of Splitco.

        "Splitco Series B Common Stock" means the Series B common stock, par value $.01 per share, of Splitco.

        "Transfer" means to sell, transfer (including by operation of law), give, pledge, encumber, assign or otherwise dispose of, or enter into any agreement with respect to the sale, transfer, gift, pledge, encumbrance, assignment or other disposition of, any security.

        The following terms are defined on the page of this Agreement set forth after such term below:

Bona Fide Offer	20	Malone Representatives	12
Closing	23	Offered Shares	20
Closing Date	23	Prospective Purchaser	20
Commencement Date	22	ROFR	20
Distributed Company	27	ROFR Notice	20
Election Notice	21	ROFR Price	20
Free to Sell Date	21	Third Appraiser	22
group	16	Transferor	20
Liens	25
2.
AGREEMENT TO VOTE MALONE LIBERTY SHARES AND RELATED MATTERS.

        (a)   Voting.    From the date hereof until the earlier of termination of this Agreement in accordance with its terms or the Split-Off Effective Time, at any meeting of the stockholders of Liberty however called (or any action by written consent in lieu of a meeting) or any adjournment or postponement thereof, each Member shall appear at such meeting of stockholders or otherwise cause his, her or its Malone Liberty Shares to be counted as present thereat for the purpose of establishing a quorum, and vote all of his, her or its Malone Liberty Shares (or cause them to be voted) or (as appropriate) execute written consents in respect thereof, (A) in favor of the approval of the Split-Off and any other proposals related to the Transactions contemplated by the Split-Off or the Mergers submitted with the recommendation of the Board of Directors of Liberty, (B) against any action or agreement (including any amendment of any agreement) that, to such Member's knowledge, would result in a breach by Liberty of its obligations under Section 6.4 of the Merger Agreement, (C) against any Splitco Takeover Proposal and (D) against any agreement (including any amendment of any agreement), amendment of the Certificate of Incorporation or By-Laws of Splitco, or other action that would reasonably be expected to prevent, prohibit or materially delay the consummation of the Restructuring, the Split-Off or the Mergers. Any such vote shall be cast (or consent shall be given) by the Members in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent).

        (b)   Proxy.

          (i)    In furtherance of the Members' agreement in Section 2(a) above, but subject to clause (ii) below, each Member hereby irrevocably constitutes and appoints DIRECTV and any officer(s) or directors of DIRECTV designated as proxy or proxies by DIRECTV as its attorney-in-fact and proxy in accordance with the DGCL (with full power of substitution and re-substitution), for and in the name, place and stead of such Member, to vote all his, her or its Malone Liberty Shares (at any meeting of stockholders of Liberty however called or at any adjournment or postponement thereof), or to execute one or more written consents in respect of such Malone Liberty Shares, (A) in favor of the approval of the Split-Off and any other proposals related to the Transactions contemplated by the Split-Off or the Mergers submitted with the recommendation of the Board of Directors of Liberty, (B) against any action or agreement (including any amendment of any agreement) that would reasonably be expected to result in a breach by Liberty of its obligations under Section 6.4 of the Merger Agreement, (C) against any Splitco Takeover Proposal and (D) against any agreement (including any amendment of any agreement), amendment of the Certificate of Incorporation or By-Laws of Splitco, or other action that would reasonably be expected to prevent, prohibit or materially delay the consummation of the Restructuring, the Split-Off or the Mergers.

          (ii)   The proxy granted pursuant to Sections 2(b)(i) shall (A) be valid and irrevocable until the earlier of the termination of this Agreement in accordance with its terms (even if such period is longer than three years from the date hereof) or the Split-Off Effective Date, (B) automatically terminate upon the earlier of the termination of this Agreement in accordance with its terms or the Split-Off Effective Date, and (C) not apply to (x) any Malone Splitco Shares, or (y) any Malone Holdings Shares. Each Member represents that any and all other proxies heretofore given in respect of his, her or its Malone Liberty Shares are revocable, and that such other proxies either have been revoked or are hereby revoked. Each Member affirms that the foregoing proxy is: (x) given (I) in connection with the Exchange and the execution and adoption of the Merger Agreement and (II) to secure the performance of such Member's duties under this Agreement, (y) coupled with an interest and may not be revoked except as otherwise provided in this Agreement and (z) intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL prior to termination of such proxy in accordance with this Agreement. The foregoing proxy shall survive the death or incapacity of each Member and shall be binding upon his, her or its heirs, estate, administrators, personal representatives, successors and assigns.

        (c)   No Solicitation.    From the date hereof until the earlier of any termination of this Agreement in accordance with its terms or the Merger Effective Time, each Member shall, and shall cause his, her or its Affiliates and Representatives (collectively, "Member Representatives") to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to a Splitco Takeover Proposal, and use reasonable best efforts to obtain the return from all such Persons or cause the destruction of all copies of confidential information previously provided to such Persons by such Member or his, her or its Member Representatives and not previously returned or destroyed. No Member shall, and each Member shall cause his, her or its Representatives not to, directly or indirectly, (i) solicit, initiate, cause, facilitate or encourage (including by way of furnishing non-public information) any inquiries or proposals that constitute, or could reasonably be expected to lead to, any Splitco Takeover Proposal, (ii) participate in any discussions or negotiations with any third party regarding any Splitco Takeover Proposal or (iii) enter into any letter of intent or agreement related to any Splitco Takeover Proposal. If Liberty has not otherwise notified Splitco and DIRECTV of such events, in addition to the Members' other obligations as set forth in this Section 2(c), the Members shall promptly advise Splitco and DIRECTV, orally and in writing, and in no event later than 24 hours after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, any Member (for the avoidance of doubt, solely in his, her or its capacity as a stockholder) in respect of any Splitco Takeover Proposal, and shall, in any such notice to Splitco and DIRECTV, indicate (i) the identity of the Person making such proposal, offer, inquiry or other contact and (ii) the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep Splitco and DIRECTV fully informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and each Member shall provide Splitco and DIRECTV with copies of any additional written materials received that relate to such proposals, offers, inquiries or requests) and the status of any such discussions or negotiations.

        (d)   Publication.    Each of the Members hereby consents to Liberty, Splitco, DIRECTV and Holdings publishing and disclosing in, respectively, the Liberty SEC Documents, the Splitco Form S-4, the DIRECTV SEC Documents and the Holdings Form S-4 and in applications seeking Requisite FCC Approvals and HSR approvals, if any, and rulings from the IRS related to the Transactions the Members' identity and ownership of Malone Liberty Shares and Malone Splitco Shares and, subject to receipt of the consent of Dr. Malone or the Estate (which will not be unreasonably withheld or delayed), the nature of the Members' obligations under this Agreement. Subject to the foregoing sentence, none of the Members shall issue any press release or make any other public statement with respect to this Agreement without the prior written consent of Splitco, Holdings and DIRECTV, and Splitco, Holdings and DIRECTV shall not issue any press release or make any other public statement with respect to this Agreement without the prior written consent of Dr. Malone or the Estate, in each case except as may be required by applicable law or the requirements of any securities exchange. Notwithstanding the foregoing, the Members, Splitco, Holdings and DIRECTV may make public statements with respect to this Agreement provided the disclosure in such statements are no broader than that included in any prior public statements approved by the parties pursuant to this Section 2(d).

        (e)   Additional Shares.    From the date hereof until the earlier of termination of this Agreement in accordance with its terms or the Merger Effective Time, subject to Section 4, if any Member acquires record or Beneficial Ownership of shares of any series of Liberty Entertainment Common Stock, or, other than shares acquired in the Split-Off, shares of any series of Splitco Common Stock, following the date hereof (including pursuant to the exercise, conversion or exchange of any Convertible Security (including any Malone Award, subject to Section 4(c)), such Member shall promptly notify Splitco and DIRECTV of the number of shares so acquired, and such shares shall become Malone Liberty Shares and, following the Split-Off, Malone Splitco Shares for purposes of this Agreement. Such Member shall also promptly notify Splitco and DIRECTV whether such shares are to be initially constituted as Dr. Malone Liberty Shares, Dr. Malone Splitco Shares, Mrs. Malone Liberty Shares, Mrs. Malone Splitco Shares, Tracy Trust Liberty Shares, Tracy Trust Splitco Shares, Evan Trust Liberty Shares or Evan Trust Splitco Shares, in each case, as applicable, provided, however, that whether or not such Member provides Splitco and DIRECTV with the notifications contemplated in this or the immediately preceding sentence, any such newly acquired securities shall be deemed Malone Liberty Shares or Malone Splitco Shares, as applicable. Without limiting the foregoing, in the event of any stock split, stock dividend or other change in the capital structure of (i) Liberty affecting any series of Liberty Entertainment Common Stock, the number of shares of the applicable series of Liberty Entertainment Common Stock constituting Malone Liberty Shares shall be adjusted appropriately, or (ii) following the Split-Off Effective Time, Splitco affecting any series of Splitco Common Stock, the number of shares of the applicable series of Splitco Common Stock constituting Malone Splitco Shares, and, if applicable, the number of shares of the applicable series of Malone Holdings Shares shall be adjusted appropriately, and this Agreement and the obligations hereunder shall be deemed amended and shall attach to any additional shares of any series of Liberty Entertainment Common Stock, Splitco Common Stock or other securities of Liberty (that have the right to vote on any of the matters described in Section 2(a)) or Splitco, in each case, issued to the Members in connection therewith.

        (f)    Post-Split-Off Liberty Shares.    From and after the Split-Off Effective Time, this Agreement shall cease to apply to, and will not in any way restrict or limit, any shares of Liberty Entertainment Common Stock or Convertible Securities in respect of Liberty Entertainment Common Stock Beneficially Owned by any Member.

3.
AGREEMENT TO VOTE EXCESS HOLDINGS SHARES AND RELATED MATTERS.

        (a)   Voting Excess Holdings Class B Common Shares.    From and after the Merger Effective Time and until the termination of this Agreement in accordance with its terms, at any meeting of the stockholders of Holdings however called (or any action by written consent in lieu of a meeting) or any adjournment or postponement thereof, each Excess Holder shall appear at such meeting of stockholders or otherwise cause their aggregate Excess Holdings Class B Common Shares to be counted as present thereat for the purpose of establishing a quorum, and vote all of their respective Excess Holdings Class B Common Shares (or cause them to be voted) or (as appropriate) execute written consents in respect thereof, in the same manner as, and in the same proportion to, the votes or actions of all Holdings stockholders, other than the votes or actions of the Members and their

Affiliates, at any such meeting of the stockholders of Holdings or under any such other circumstances upon which a vote, consent or other approval (including by written consent in lieu of a meeting) is sought by or from the stockholders of Holdings. Any such vote shall be cast (or consent shall be given) by an Excess Holder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent). The provisions of Section 3(b) shall not apply to any Equity Securities of Holdings which are not Excess Holdings Class B Common Shares.

        (b)   Proxy.

          (i)    In furtherance of the agreement of the Excess Holders in Section 3(a) above, but subject to clause (ii) below, each such Excess Holder hereby irrevocably constitutes and appoints Holdings and any officer(s) or directors of Holdings designated as proxy or proxies by Holdings as its attorney-in-fact and proxy in accordance with the DGCL (with full power of substitution and re-substitution), for and in the name, place and stead of such Excess Holder, to vote the Excess Holdings Class B Common Shares Beneficially Owned by such Excess Holder at any meeting of stockholders of Holdings after the Merger Effective Time, however called, or at any adjournment or postponement thereof, or to execute one or more written consents in respect of such Excess Holdings Class B Common Shares, in the same manner as, and in the same proportion to, the votes or actions of all Holdings stockholders, other than the votes or actions of the Members and their Affiliates, at any such meeting of the stockholders of Holdings or under any such other circumstances upon which a vote, consent or other approval (including by written consent in lieu of a meeting) is sought by or from the stockholders of Holdings.

          (ii)   The proxies granted pursuant to Section 3(b)(i) shall (A) be valid and irrevocable until the termination of this Agreement in accordance with its terms (even if such period is longer than three years from the date hereof), (B) automatically terminate upon the termination of this Agreement in accordance with its terms and (C) not apply to any Member Shares which were Transferred to any Person (other than a Member, including any Permitted Transferee). Each Excess Holder represents that any and all other proxies heretofore given in respect of his or her Excess Holdings Class B Common Shares, are revocable, and that such other proxies either have been revoked or are hereby revoked. Each Excess Holder affirms that the foregoing proxies are: (x) given (I) in connection with the execution and adoption of the Merger Agreement and (II) to secure the performance of such Excess Holder's duties under this Agreement, (y) coupled with an interest and may not be revoked except as otherwise provided in this Agreement and (z) intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL prior to termination of this Agreement.

          (iii)  The foregoing proxy shall be binding upon the applicable Excess Holder's heirs, estate, administrators, personal representatives and successors.

          (iv)  It is hereby acknowledged by the parties hereto that, as of the date hereof and as of the Merger Effective Time, the Certificate of Incorporation of Holdings prohibits and will prohibit action taken by written consent of the stockholders of Holdings in lieu of a meeting.

        (c)   Additional Shares.    From and after the Merger Effective Time, subject to Section 4, if any Member acquires record or Beneficial Ownership of shares of any Holdings Class B Common Stock (including pursuant to the exercise, conversion or exchange of any Convertible Security), such Member shall promptly notify Holdings and DIRECTV of the number of shares so acquired, and such shares shall become Member Shares for purposes of this Agreement. Such Member shall also promptly notify Holdings whether such shares are to be initially constituted as Dr. Malone Holdings Shares, Mrs. Malone Holdings Shares, Tracy Trust Holdings Shares or Evan Trust Holdings Shares, if applicable, provided, however, that whether or not such Member provides Holdings and DIRECTV with the notifications contemplated in this or the immediately preceding sentence, any such newly acquired securities shall be deemed Member Shares. Without limiting the foregoing, in the event of any stock split, stock dividend or other change in the capital structure of Holdings affecting the Holdings Class B Common Stock, the number of shares of Holdings Class B Common Stock constituting Member Shares shall be adjusted appropriately, and this Agreement and the obligations hereunder shall be deemed amended and shall attach to any additional shares of Holdings Class B Common Stock.

4.
STANDSTILL; TRANSFER RESTRICTIONS; MALONE AWARDS.

        (a)   Standstill.

          (i)    Subject to Section 4(c), each Member agrees that,

            (A)  in respect of Equity Securities of Liberty (in respect of Liberty Entertainment Common Stock), during the period commencing from and after the date hereof and ending on the earlier of termination of this Agreement in accordance with its terms or the Split-Off Effective Time,

            (B)  in respect of Equity Securities of Splitco, during the period commencing from and after the Split-Off Effective Time and ending on the earliest of (x) termination of this Agreement in accordance with its terms, (y) the Merger Effective Time and (z) the first anniversary of the Split-Off Effective Time, and

            (C)  in respect of Equity Securities of Holdings, during the period commencing from and after the Merger Effective Time and ending on the earlier of termination of this Agreement in accordance with its terms or the first anniversary of the Split-Off Effective Time, he, she or it shall not and shall not agree to, and shall cause each of his, her or its Affiliates not to and not to agree to, do any of the following:

              (I)   effect any Acquisition of any Equity Securities of, or Convertible Securities with respect to, Liberty (in respect of Liberty Entertainment Common Stock), Splitco or Holdings or any of their respective Subsidiaries, or enter into any agreement, understanding, arrangement or substantial negotiations (all within the meaning of Section 355(e) of the Code and Treasury Regulations Section 1.355-7) concerning any of the foregoing; or

              (II)  request that Liberty, Splitco or Holdings amend or waive any provision of this paragraph, or make any public announcement with respect to the restrictions of this paragraph, or take any action, in each case, which would reasonably be expected to require Liberty, Splitco or Holdings to make a public announcement regarding the possibility of a business combination or merger.

          (ii)   In addition to the foregoing, no Member will form or join a "group" (as defined under the Exchange Act) in connection with the voting of Holdings Voting Securities or otherwise act alone or in concert with any Person in respect of any such securities in connection with the solicitation of proxies in opposition to the nominees for election to the Board of Directors at its first annual meeting of stockholders at which directors are to be elected following the Merger Effective Time.

          (iii)  Notwithstanding anything to the contrary contained herein, for all purposes of this Section 4(a), no Member or his, her or its Affiliates will be deemed to have made any Acquisition of, and following such Acquisition, no Member or his, her or its Affiliates will be deemed to have Beneficial Ownership of, any Equity Securities of Liberty (in respect of Liberty Entertainment Common Stock), Splitco or Holdings or any of their Subsidiaries to the extent that such Equity Securities are (i) received by any Member or his, her or its Affiliates as a result of any dividend or other distribution made, or similar action taken (including receipt by any Member or any of his, her or its Affiliates of any rights, warrants or other securities granting to the holder the right to acquire Equity Securities of Liberty (in respect of Liberty Entertainment Common Stock), Splitco or Holdings or their Subsidiaries, and any acquisition of Equity Securities of Liberty (in respect of Liberty Entertainment Common Stock), Splitco or Holdings or their respective Subsidiaries upon the exercise thereof), by any of Liberty, Splitco or Holdings, or any of their Subsidiaries or any other Person which is not a Member or any Affiliate of a Member or (ii) acquired from Liberty (in respect of Liberty Entertainment Common Stock), Splitco or Holdings or any of their respective Subsidiaries. Furthermore, the Acquisition of any Malone Liberty Shares, Malone Splitco Shares, Member Shares or any other Malone Holdings Shares by any Person which first causes such Person to become a Member shall not be deemed an Acquisition in violation of this Section 4(a).

          Notwithstanding anything to the contrary in Section 4(a)(i), each Malone Related Person shall be able to Acquire Equity Securities of Liberty (in respect of Liberty Entertainment Common Stock), Splitco or Holdings or any of their respective Subsidiaries, from another Malone Related Person, and enter into any agreement, understanding, arrangement or substantial negotiations (all within the meaning of Section 355(e) of the Code and Treasury Regulations Section 1.355-7) with respect to such acquisition of Equity Securities.

        (b)   Restrictions on Transfer.

          (i)    Except as specifically provided in Section 4(b)(ii), from the date hereof until the earlier of the day immediately following the first anniversary of the Split-Off Effective Time or the termination of this Agreement in accordance with its terms:

            (A)  no Member shall directly or indirectly (x) other than pursuant to Sections 2 and 3 of this Agreement, deposit any Member Shares into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Member Shares, (y) take any action that would make any representation or warranty of the Members set forth in this Agreement untrue or incorrect in any material respect or have the effect of preventing or materially delaying the Members from performing any of their obligations under this Agreement, or (z) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (x) or (y) of this Section 4(b)(i)(A);

            (B)  no Member shall directly or indirectly Transfer (including in any Constructive Disposition) any Member Shares, or enter into any agreement, understanding, arrangement or substantial negotiations (all within the meaning of Section 355(e) of the Code and Treasury Regulations Section 1.355-7) with respect to any Transfer of Member Shares;

            (C)  Dr. Malone and Mrs. Malone shall cause the Malone Children (other than any Malone Child who is a Member) not to (x) directly or indirectly Transfer (including in any Constructive Disposition) any shares of Liberty Entertainment Series B Common Stock, Splitco Series B Common Stock or Holdings Class B Common Stock Beneficially Owned by any such Malone Child, or (y) enter into any agreement, understanding, arrangement or substantial negotiations (all within the meaning of Section 355(e) of the Code and Treasury Regulations Section 1.355-7) with respect to any Transfer of shares of Liberty Entertainment Series B Common Stock, Splitco Series B Common Stock or Holdings Class B Common Stock;

            (D)  no Member shall convert any Member Shares into shares of Liberty Entertainment Series A Common Stock, Splitco Series A Common Stock or Holdings Class A Common Stock, as the case may be;

            (E)  Dr. Malone and Mrs. Malone shall cause the Malone Children (other than any Malone Child who is a Member) not to convert any shares of Liberty Entertainment Series B Common Stock, Splitco Series B Common Stock or Holdings Class B Common Stock

    Beneficially Owned by any such Malone Child into shares of Liberty Entertainment Series A Common Stock, Splitco Series A Common Stock or Holdings Class A Common Stock, as the case may be; and

            (F)  Dr. Malone shall not directly or indirectly Transfer (including in any Constructive Disposition) the Basket Shares, or enter into any agreement, understanding, arrangement or substantial negotiations (all within the meaning of Section 355(e) of the Code and Treasury Regulations Section 1.355-7) with respect to any Transfer of the Basket Shares.

          (ii)   Exceptions.    Notwithstanding anything in Section 4(b)(i) to the contrary:

            (A)  each Member may Transfer his, her or its Member Shares in any Exempt Transfer (other than an Exempt Transfer described in clause (iv) or (x) of the definition thereof), provided, that with respect to any Exempt Transfer described in clause (ii), (v) or (vii) of the definition thereof, the Transferee of such Exempt Transfer is a Malone Related Person; and

            (B)  each Malone Child may Transfer any shares of Liberty Entertainment Series B Common Stock, Splitco Series B Common Stock or Holdings Class B Common Stock Beneficially Owned by such Malone Child in any Transfer that (if such Malone Child were a Member) would qualify as an Exempt Transfer (other than an Exempt Transfer described in clause (iv) or (x) of the definition thereof), provided, that with respect to any Exempt Transfer described in clause (ii), (v) or (vii) of the definition thereof, the Transferee of such Exempt Transfer would qualify as a Malone Related Person and as a Malone Child Attribution Person with respect to such Malone Child, and, provided, further, that any subsequent Transferee under this Section 4(b)(ii)(B) would qualify as a Malone Related Person and as a Malone Child Attribution Person with respect to such Malone Child.

          (iii)  To the extent that the Redemption Right is exercised prior to the expiration of the restrictions set forth in Section 4(b)(i), and any Members elect to receive shares of Holdings Class A Common Stock in payment of all or a portion of the Redemption Price, any shares of Holdings Class A Common Stock delivered in payment therefor shall be treated, for all purposes of this Section 4(b), as "Member Shares" of such Member.

        (c)   Malone Awards.    Notwithstanding anything to the contrary contained herein,

          (i)    any Member may only exercise any Malone Award for shares of Liberty Entertainment Series A Common Stock, Splitco Series A Common Stock or Holdings Class A Common Stock in accordance with the applicable terms of such Malone Awards; and

          (ii)   from and after the date hereof until the earlier of any termination of this Agreement in accordance with its terms or the Merger Effective Time, no Member shall exercise any Malone Award to acquire any shares of Liberty Entertainment Series B Common Stock, Splitco Series B Common Stock or Holdings Series B Common Stock.

5.
ACTIONS TAKEN BY DR. MALONE IN HIS CAPACITY AS DIRECTOR OR OFFICER.

        The parties hereto acknowledge that Dr. Malone is entering into this Agreement solely in his capacity as a stockholder, and not as an officer or director, of Liberty, Splitco, DIRECTV or Holdings. Nothing contained in Section 2 or 3 hereof shall (i) restrict, limit or prohibit (or be construed or deemed to restrict, limit, or prohibit) Dr. Malone, solely in his capacity as a director or officer of Liberty, Splitco, Holdings or DIRECTV, from engaging in discussions, negotiations, or other activities in which Liberty, Splitco, Holdings or DIRECTV, their respective Subsidiaries, their respective Affiliates and their respective Representatives are permitted to engage under Section 6.4 of the Merger Agreement; (ii) restrict, limit or prohibit (or be construed or deemed to restrict, limit, or prohibit) Dr. Malone, solely in his capacity as a director or officer of Liberty, Splitco, Holdings or DIRECTV, from exercising and acting in accordance with his fiduciary duties as a director or officer; (iii) require Dr.

Malone to act in a manner that would violate his fiduciary duties as a director or officer of Liberty, Splitco, Holdings or DIRECTV; or (iv) require Dr. Malone, solely in his capacity as an officer of Liberty, Splitco, Holdings or DIRECTV, to take any action in contravention of, or omit to take any action pursuant to, or otherwise take any actions which are inconsistent with, instructions or directions of the board of directors of Liberty, Splitco, Holdings or DIRECTV, as applicable, undertaken in the exercise of its fiduciary duties and in compliance with the Merger Agreement, provided that nothing in this Section 5 shall relieve or be deemed to relieve Dr. Malone from his obligations under Sections 2 (other than clause (c) thereof) and 3 of this Agreement. No action (or inaction) by Dr. Malone solely in his capacity as a director or officer of Liberty, Splitco, Holdings or DIRECTV shall be deemed a violation by Dr. Malone of any of the covenants or restrictions set forth herein, including the restrictions in Section 4 of this Agreement.

6.
COVENANTS.

        In the event that any sale of shares pursuant to this Agreement would violate any rules or regulations of any governmental or regulatory agency having jurisdiction or any other material law, rule, regulation, order, judgment or decree applicable to the parties hereto (including, with respect to Holdings, its Subsidiaries or any of Holdings' or such Subsidiary's respective properties and assets), then each party hereto hereby agrees (i) to cooperate with and assist the other in filing such applications and giving such notices, (ii) to use reasonable efforts to obtain, and to assist the other in obtaining, such consents, approvals and waivers, and (iii) to take such other actions, including supplying all information necessary for any filing, as any affected party may reasonably request, all as and to the extent necessary or advisable so that the consummation of such sale will not constitute or result in such a violation. If Holdings exercises the Redemption Right in Section 4.11 of the Holdings Charter, each Member agrees to comply with all obligations of a Holder prescribed therein. Each Member shall comply with any applicable obligations under Section 4.5 of the Holdings Charter.

        Each party hereto hereby further agrees that he, she or it shall not take any action or enter into any agreement restricting or limiting in any material respect his, her or its ability to timely and fully to perform all of his, her or its material obligations under this Agreement.

7.
RIGHT OF FIRST REFUSAL.

        (a)   Grant.    Subject to and on the terms and conditions set forth in this Agreement, each Member, on behalf of himself, herself or itself, his, her or its Permitted Transferees and his, her or its estate, heirs, administrators, executors, other legal representatives, successors and assigns, hereby grants to Holdings the right of first refusal, as provided in Section 7(b) of this Agreement, and makes the covenants for the benefit of Holdings set forth herein.

        (b)   Terms and Procedures.    During the term of this Agreement, no Member (including any Permitted Transferee) shall Transfer any Member Shares, except in an Exempt Transfer.

          (i)    (A) From and after the Merger Effective Time, if any Member (including any Permitted Transferee) (as applicable, the "Transferor") receives a bona fide written offer from an offeror (a "Prospective Purchaser") that is not an Affiliate of the Transferor (a "Bona Fide Offer") to purchase all or any of the Member Shares held by the Transferor, other than pursuant to an Exempt Transfer (except an Exempt Transfer under clause (iv) of the definition thereof), and the Transferor desires to accept the Bona Fide Offer, then prior to the acceptance of the Bona Fide Offer by the Transferor, the Member (including any Permitted Transferee) will first offer (the "ROFR") to Holdings the right to purchase all but not less than all of the Member Shares that are the subject of the Bona Fide Offer (the "ROFR Shares") upon the terms specified herein and Holdings may exercise the ROFR in the manner and to the extent set forth in this Section 7(b)(i).

            (B)  The Transferor shall give written notice (the "ROFR Notice") to Holdings of its receipt of the Bona Fide Offer and desire to accept the same, which notice shall (1) state the identity of the Prospective Purchaser and, if the Prospective Purchaser is not its own ultimate parent within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the identity of its ultimate parent(s) and (2) set forth all material terms of the Bona Fide Offer (including the purchase price and the method of payment thereof). Holdings shall then have the option to exercise its ROFR, and to purchase all but not less than all of the ROFR Shares at the applicable price determined in accordance with the following sentence and, subject to the remaining provisions of this Section 7(b), on the terms of the Bona Fide Offer (as disclosed in the ROFR Notice). The price at which the ROFR Shares may be purchased by Holdings shall be the price offered in the Bona Fide Offer (the "ROFR Price"). The Transferor shall enclose with the ROFR Notice a true and complete copy of the Bona Fide Offer and all documents related thereto. In determining the ROFR Price, (i) if any portion of the price offered in the Bona Fide Offer consisted of consideration other than cash, the fair market value of such non-cash consideration shall be deemed to be equal to the amount determined by agreement of the Transferor and Holdings or, failing such agreement, as determined in accordance with the procedures as set forth in Section 7(b)(ii); and (ii) the number of ROFR Shares and the number of shares of any series included in the ROFR Shares shall be calculated without duplication for any shares that may, by virtue of the definition of "Beneficially Owned," be deemed to be Beneficially Owned by more than one Member.

            (C)  Upon Receipt of a ROFR Notice, Holdings shall have the right, exercisable (if so determined by Independent Committee) by the written notice (an "Election Notice") given to the Transferor on or before the Close of Business on the tenth (10th) Business Day after receipt of the ROFR Notice, to exercise the ROFR as to the ROFR Shares and to purchase all but not less than all of the ROFR Shares. If Holdings duly delivers an Election Notice for the ROFR Shares in accordance with the foregoing procedure, it shall (subject to Holdings' right to elect to pay a portion of ROFR Price in debt or equity securities in accordance with Section 7(b)(i)(D) or (E)), purchase the ROFR Shares for cash, paid by wire transfer of immediately available funds on or prior to the ROFR Closing Date to an account designated by the Transferor in writing at least two (2) Business Days before such date. Notwithstanding the date fixed as the ROFR Closing Date in Section 8(a), the ROFR Closing Date for the purchase and sale of the ROFR Shares pursuant to this Section 7(b) shall be subject to extension in accordance with Section 7(b)(ii).

            (D)  In the event that any part of the price specified in the Bona Fide Offer is proposed to be paid in debt securities, Holdings may, in its discretion, elect to pay the equivalent portion of the ROFR Price through the issuance of debt securities with substantially similar terms in an amount the fair market value of which is equal to the fair market value of the equivalent portion of the debt securities specified in the ROFR Notice, in each case such fair value to be agreed to by Holdings and the Transferor or, failing such agreement, as determined in accordance with the procedures specified in Section 7(b)(ii), taking into consideration relevant credit factors relating to the Prospective Purchaser and Holdings and the marketability and liquidity of such debt securities.

            (E)  In the event that any part of the price specified in the Bona Fide Offer is proposed to be paid in equity securities, Holdings may, in its discretion, elect to pay the equivalent portion of the ROFR Price through the issuance of Low Vote Stock in an amount the fair market value (which shall be the Per Share Value multiplied by the number of Member Shares proposed to be sold) of which is equal to the fair market value of the equivalent portion of the equity securities specified in the ROFR Notice, in each case such fair value to be agreed to by Holdings and the Transferor or, failing such agreement, as determined in accordance with the procedures specified in Section 7(b)(ii), taking into consideration relevant factors relating to the Prospective Purchaser and Holdings and the marketability and liquidity of such equity securities (including any transfer restrictions applicable thereto).

            (F)  In the event that (1) no Election Notice has been given by the tenth (10th) Business Day after receipt of the ROFR Notice, or (2) if an Election Notice is given, the ROFR Closing has not occurred by the 61st day after the Election Notice is given (or such later date as the parties may have scheduled for the ROFR Closing or to which the ROFR Closing may have been extended pursuant to Section 7(b)(ii)), for any reason other than a breach by the Transferor or another Member or Permitted Transferee of its obligations hereunder (the first to occur of such events being the "Free to Sell Date"), then each Person included within the Transferor shall have the right to sell all but not less than all of the ROFR Shares of such Person to the Prospective Purchaser at the price (or a greater price) and upon the terms (or terms no more favorable to the Prospective Purchaser) specified in the ROFR Notice and, in connection with any such sale such Person shall not be required to convert any of such ROFR Shares into shares of Low Vote Stock prior to the sale to such Prospective Purchaser. The right to sell ROFR Shares to the Prospective Purchaser pursuant to this Section 7(b)(i)(F) shall expire and the provisions of this Section 7(b)(i) shall be reinstated in the event that the Prospective Purchaser has not purchased such ROFR Shares within ten (10) Business Days after the Free to Sell Date.

          (ii)   (A) If a Bona Fide Offer proposes to pay a portion of the price for the ROFR Shares in consideration other than cash and Holdings and the Transferor have not agreed upon the value thereof (or, in the case of debt or equity securities, if Holdings has elected to pay a portion of the ROFR Price in equivalent securities and Holdings and the Transferor have not agreed upon the value of the debt or equity securities Holdings proposes to issue) by the Close of Business on the fifth (5th) Business Day prior to the date otherwise fixed for the ROFR Closing (the "Commencement Date") then the procedures set forth in this Section 7(b)(ii) shall be commenced and the ROFR Closing Date shall be extended to the fifth (5th) Business Day following the date on which the fair market value of the noncash consideration (or Holdings issued debt securities) has been finally determined pursuant to this Section 7(b)(ii).

            (B)  Holdings and the Transferor shall each retain a Qualified Appraiser and notify the other party of its selection within five (5) Business Days of the Commencement Date to render the determination required by this Section 7(b)(ii). If either party fails to timely select its Qualified Appraiser then the Qualified Appraiser selected by the other party shall render such determination. Holdings and the Transferor shall each be responsible for the fees and expenses of the Qualified Appraiser selected by it, unless only one Qualified Appraiser is selected in which case Holdings and the Transferor shall each bear 50% of such fees and expenses. If a Third Appraiser is selected pursuant to this Section 7(b)(ii) the fees and expenses of the Third Appraiser will be shared equally by Holdings and the Transferor.

            (C)  The Qualified Appraisers selected by the parties shall submit their respective independent determinations of the fair market value of the noncash consideration (and, if applicable, Holdings issued debt securities), within 15 Business Days after the Commencement Date. If the respective determinations of such Qualified Appraisers vary by less than ten percent (10%), the fair market value of the noncash consideration (and, if applicable, Holdings issued debt securities) shall be the average of the two determinations.

            (D)  If such respective determinations vary by ten percent (10%) or more, the two Qualified Appraisers shall promptly designate a third Qualified Appraiser (the "Third Appraiser"). No party to this Agreement or any Affiliate of any party to this Agreement or Qualified Appraiser shall, provide any information to the Third Appraiser as to the determinations of the initial Qualified Appraisers or otherwise influence the Third Appraiser's determination in any way. The Third Appraiser shall submit its determination of the fair market value of the noncash consideration (and, if applicable, Holdings issued debt securities), within ten (10) Business Days after the date on which the Third Appraiser is retained. If a Third Appraiser is retained, the fair market value of the noncash consideration (and, if applicable, Holdings issued debt securities) shall equal the average of the two closest of the three determinations, except that, if the difference between the highest and middle determinations is no more than 105% and no less than 95% of the difference between the middle and lowest determinations, then the fair market value shall equal the middle determination.

            (E)  In determining the fair market value of the noncash consideration (and, if applicable, Holdings issued debt securities), each Qualified Appraiser retained pursuant to this Section 7(b)(ii) shall: (i) assume that the fair market value of the applicable asset is the price at which the asset would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and each having reasonable knowledge of all relevant facts; (ii) assume that the applicable asset would be sold for cash; and (iii) use valuation techniques then prevailing in the relevant industry.

          (iii)  No voluntary transfers of Member Shares may be made by any Holder during the Call Period and if the Redemption Right is exercised, thereafter, except to Holdings pursuant to the Redemption Right. Accordingly, without limiting the generality of the foregoing, no voluntary transfer may be made during such period pursuant to a Bona Fide Offer, notwithstanding the Transferor's compliance with this Section 7(b) prior to Dr. Malone's death.

          (iv)  If there shall be more than one Transferor in any transaction or series of related transactions covered by an ROFR Notice, and if, to the extent permitted by this Agreement, Holdings pays the ROFR Price with more than one form of consideration, then unless otherwise agreed in writing by the Transferors, each Transferor shall receive on a per share basis substantially the same combination of consideration.

8.
CLOSING MATTERS FOR RIGHT OF FIRST REFUSAL.

        (a)   ROFR Closing Date.    The consummation of the purchase and sale of ROFR Shares following the exercise of the ROFR pursuant to Section 7(b) (in each case, a "ROFR Closing") shall be held at 10:00 a.m. local time on, respectively, the 60th day following the date the Election Notice is given or (z) such other date and at such other time as the Member or the Transferor and Holdings may agree (the date on which any such ROFR Closing occurs is referred to herein as the "ROFR Closing Date"). The ROFR Closing shall take place at the principal offices of Holdings or at such other place as the Member(s) (as the case may be) and Holdings may agree.

        (b)   ROFR Closing Deliveries.    At the ROFR Closing, Holdings shall pay to the Member(s) (including any Permitted Transferee(s)) comprising the Seller (i) any portion of the ROFR Price that was required to be paid in cash in the manner provided in Section 7(b)(i)(C), as and if applicable, and (ii) deliver certificate(s) registered in the name of each Seller for the number of shares of Low Vote Stock required to be delivered in payment of the portion of the ROFR Price payable in Low Vote Stock. At the ROFR Closing, each of the Member(s) (including any Permitted Transferee(s)) participating in the sale shall be required, as a condition to receiving payment, to deliver to Holdings (i) a stock certificate or certificates, duly endorsed for transfer or in blank, representing such Person's ROFR Shares, (ii) if applicable, copies of Letters Testamentary or other documentation evidencing the authority of such Person to transfer any of the ROFR Shares that are evidenced by certificates registered in the name of a Person other than such Seller, (iii) a certificate, executed by or on behalf of such Person, in which such Person represents and warrants to Holdings that such Person has good title to the ROFR Shares being sold by him, free and clear of any liens, claims, charges or encumbrances and has the legal authority to consummate such sale and (iv) such other certificates and documents as Holdings may reasonably request.

9.
EXCHANGE OF MALONE SPLITCO STOCK AND RELATED MATTERS.

        (a)   Exchange.    At the Exchange Time, (i) each Member shall assign, transfer, convey and deliver to Holdings and Holdings shall accept and acquire from such Member, all outstanding shares of Splitco Class B Common Stock owned of record by him, her or it (free and clear of all Liens, other than Liens created by this Agreement and any Permitted Pledge (subject to the last sentence of this paragraph)), and (ii) Holdings shall issue and deliver to the Members, and the Members shall accept and acquire from Holdings, in the aggregate, the Member Holdings Shares (free and clear of all Liens, other than any Liens created by such Member (collectively, the "Exchange"). The Members shall cause any Permitted Pledge on the shares of Splitco Class B Common Stock Beneficially Owned by them to be released concurrent with the Exchange Time (it being understood that such Permitted Pledge shall thereupon encumber the Member Shares received in exchange therefor in the Exchange).

        (b)   Exchange of Certificates.    To effect the Exchange at the Exchange Time, the exchange of certificates (or evidence of shares in book-entry form) representing the shares of Splitco Class B Common Stock Beneficially Owned by the Members for certificates (or evidence of shares in book-entry form) representing the Malone Holdings Shares, and the related actions thereto, shall be completed by the Exchange Agent (as if at the Merger Effective Time) pursuant to the procedures set forth in Section 2.2. of the Merger Agreement.

        (c)   Fractional Shares.    No certificates, scrip or book-entry credit representing fractional shares of Holdings Class B Common Stock will be issued upon the Exchange pursuant to Section 9(a) of this Agreement, and to the extent any Member would otherwise be entitled to receive a fractional share of Holdings Class B Common Stock, no such fractional share will be issued to such Member as a result of the Exchange and no such holder shall be entitled to vote or to any rights of a holder of Holdings Class B Common Stock with respect to any fractional shares such holder otherwise would have been entitled to receive. If any Member otherwise would be entitled to receive a fractional share of Holdings Class B Common Stock, such Member will instead receive cash in an amount equal to the product of the applicable fraction of a share multiplied by the closing sales price of the DIRECTV Common Stock on The NASDAQ Global Select Market on the Closing Date. The Exchange Agent will make available the aggregate cash amount allocable to such Member, after deducting any required withholding Taxes, without interest, as soon as practicable to such Member. No interest shall accrue on any cash payable to such Member pursuant to this Section 9(c).

10.
REPRESENTATIONS AND WARRANTIES OF THE MALONES; ACKNOWLEDGEMENT.

        (a)   Each of the Malones hereby represents and warrants that:

          (i)    Authority for this Agreement.    The execution and delivery of this Agreement by or on behalf of such Malone and the consummation by such Malone of the transactions contemplated hereby (i) will not violate any order, writ, injunction, decree, statute, rule, regulation or law applicable to such Malone or by which any of his, her or its Malone Liberty Shares are bound, (ii) will not violate or constitute a breach or default under any agreement by which such Malone or his, her or its Malone Liberty Shares may be bound, and (iii) except as set forth on Schedule 10(a), will not require the consent of or any notice to or other filing with any third party, including any Governmental Authority. Such Malone, or the Person signing on the behalf of such Malone, has all requisite capacity, power and authority to enter into and perform this Agreement. This Agreement has been duly and validly executed and delivered by such Malone and, assuming it has been duly and validly authorized, executed and delivered by the other parties hereto, this Agreement constitutes a legal, valid and binding agreement of such Malone, enforceable against him, her or it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting enforcement of creditors' rights generally, and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

          (ii)   Ownership of Shares.    Dr. Malone is the Beneficial Owner of the Dr. Malone Liberty Shares, Mrs. Malone is the Beneficial Owner of the Mrs. Malone Liberty Shares, the Tracy Trust is the Beneficial Owner of the Tracy Trust Liberty Shares and the Evan Trust is the Beneficial Owner of the Evan Trust Liberty Shares, in each case, free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts, voting agreements, options, rights of first offer or refusal and any other encumbrances whatsoever with respect to the ownership, transfer or other voting of such Malone Liberty Shares (collectively, "Liens"), other than encumbrances created by this Agreement, Call Agreement, any restrictions on transfer under applicable federal and state securities laws and those Permitted Pledges and other encumbrances indicated on Schedule 10(b) . Except as set forth on Schedule 10(b), there are no outstanding options, warrants or rights to purchase or acquire, or agreements relating to the voting of, any Malone Liberty Shares and each Malone has the sole authority to direct the voting of his, her or its respective Malone Liberty Shares in accordance with the provisions of this Agreement and the sole power of disposition with respect to his or her Malone Liberty Shares, with no restrictions (other than encumbrances created by this Agreement, any restrictions on transfer under applicable federal and state securities laws and the Permitted Pledges indicated on Schedule 10(b)). Except for the Malone Liberty Shares, as of the date hereof, no Malone Beneficially Owns or owns of record (i) any other shares of Liberty Entertainment Common Stock, (ii) any securities that are convertible into or exercisable or exchangeable for Liberty Entertainment Common Stock (other than the Malone Awards outstanding on the date hereof set forth on Schedule 10(b)) or (iii) any Equity Securities of any Subsidiary of Splitco.

        (b)   Malone Certificate.    The parties acknowledge that it is a condition to DIRECTV's obligation to consummate the Mergers that Dr. Malone has delivered to DIRECTV the certificate (the "Malone Certificate") specified in Section 7.2(g) of the Merger Agreement. DIRECTV, Splitco and Holdings acknowledge that Dr. Malone is under no obligation, express or implied, to deliver the Malone Certificate if the statements therein are not believed by him in good faith to be true as of such time or to take any action or refrain from taking any action prior to the Closing to the extent necessary to make the representations specified therein true and correct as of the Closing Date, and that Dr. Malone shall not have personal liability to DIRECTV, Splitco or Holdings if he fails to deliver the Malone Certificate. DIRECTV, Splitco and Holdings acknowledge and agree that the representations contained in the Malone Certificate, if delivered, do not survive the Closing of the Mergers.

11.
REPRESENTATIONS AND WARRANTIES OF DIRECTV.

        DIRECTV represents and warrants that: DIRECTV is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by DIRECTV and the consummation by DIRECTV of the transactions contemplated hereby (i) will not violate any order, writ, injunction, decree, statute, rule, regulation or law applicable to DIRECTV, (ii) will not violate or constitute a breach or default under any agreement by which DIRECTV may be bound, (iii) except as set forth on Schedule 11, will not require the consent of or any notice or other filing with any third party, including any Governmental Authority, and (iv) have been duly and validly authorized, and no other proceedings on the part of DIRECTV are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by DIRECTV and, assuming it has been duly and validly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of DIRECTV enforceable against DIRECTV in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting enforcement of creditors' rights generally, and general principles of equity (regardless of whether enforcement is considered in a proceeding at Law or in equity).

12.
TERM; TERMINATION.

        This Agreement shall terminate automatically, without further action of the parties hereto, upon the termination of the Merger Agreement in accordance with its terms. Following the Merger Effective Time, this Agreement shall terminate automatically, without further action of the parties hereto, upon the first to occur of the following: (i) all of the Member Shares having been purchased by Holdings, (ii) all of the Member Shares having been sold to one or more Prospective Purchasers in compliance with Section 7(b)(i); (iii) the Redemption Right under Section 4.11 of the Holdings Charter having expired unexercised, or (iv) upon the completion of a Change of Control; provided, however, that in the case of clause (i) (to the extent Holdings issues shares of Holdings Class A Common Stock pursuant to the Redemption Right) or clause (iii), and absent the earlier termination of this Agreement in accordance with the first sentence of this Section 12, in no event shall Section 4 terminate prior to the day following the first anniversary of the Split-Off Effective Time. No party hereto will be relieved from any liability for breach of this Agreement by reason of such termination.

13.
MISCELLANEOUS.

        Remedies.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or any federal court sitting in the State of Delaware, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

        (a)   Further Assurances.    Each party shall cooperate and take such actions as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby. For the avoidance of doubt, in the event Holdings, directly or indirectly, distributes securities of any Person (other than securities of Holdings) to the holders of Holdings Common Stock (whether through a dividend, share distribution, redemption, merger, spinoff, split-off or otherwise), the issuer of the securities so distributed, if other than the successor to all or substantially all of the assets of Holdings (the "Distributed Company") will not be a successor or assign of the rights and obligations of Holdings under this Agreement unless specifically consented to by the Members, and the securities of the Distributed Company so distributed will not be deemed to be Member Shares hereunder for any purpose.

        (b)   Expenses.    Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

        (c)   Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

        (d)   Jurisdiction.    All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Court of Chancery of the State of Delaware, or, if the Court of Chancery lacks subject matter jurisdiction, in any federal court sitting in the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts there from) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

        (e)   Assignment; Successors.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated in whole or in part, by operation of Law, or otherwise, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, including, in the case of any Malone, any trustee, executor, heir, legatee or personal representative succeeding to the ownership of the Malone Liberty Shares, Malone Splitco Shares and Member Shares (and any other Malone Holdings Shares) (including upon the death, disability or incapacity of any Malone). Any purported assignment or delegation not permitted under this Section 13(e) shall be null and void and shall not relieve the assigning or delegating party of any obligation hereunder.

        (f)    Descriptive Headings.    Headings of Sections and subsections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

        (g)   Entire Agreement; No Third-Party Beneficiaries.    This Agreement and the Merger Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. Nothing in this Agreement shall be construed as giving any person, other than the parties hereto and their respective heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

        (h)   Notices.    All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

    If to any Malone, to:

      John C. Malone or Leslie A. Malone
      c/o Liberty Media Corporation
      12300 Liberty Boulevard
      Englewood, CO 80112
      Facsimile: (720) 875-5401

    If to DIRECTV or Holdings, or, after the Merger Effective Time, Splitco, to:

      The DIRECTV Group, Inc.
      2230 East Imperial Highway
      El Segundo, CA 90245
      Attention: Larry D. Hunter, General Counsel
      Facsimile: (310) 964-0838

    with a copy (which shall not constitute notice) to:

      Weil, Gotshal & Manges LLP
      767 Fifth Avenue
      New York, NY 10153
      Attention: Frederick S. Green
                        Michael E. Lubowitz
      Facsimile: (212) 310-8007

    with a copy (which shall not constitute notice) to:

      Simpson Thacher & Bartlett LLP
      425 Lexington Avenue
      New York, NY 10017
      Attention: Richard I. Beattie
                        Marni J. Lerner
                        Kathryn King Sudol
      Facsimile: (212) 455-2502

    If, prior to the Merger Effective Time, to Splitco, to:

      Liberty Entertainment, Inc.
      12300 Liberty Boulevard
      Englewood, CO 80112
      Attention: Charles Y. Tanabe, General Counsel
      Facsimile: (720) 875-5382

    with a copy (which shall not constitute notice) to:

      Baker Botts L.L.P.
      30 Rockefeller Plaza
      New York, NY 10112
      Attention: Frederick H. McGrath
                        Renee L. Wilm
      Facsimile: (212) 259-2530

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

        (i)    Severability.    If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        (j)    Amendments and Waivers.    Subject to Section 13(i) hereof, the provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given, unless approved in writing by (i) (A) Holdings, and (B) Members holding a majority of the Member Shares, and (ii) prior to the Merger Effective Time, Splitco.

        (k)   No Implied Waivers.    No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein or made pursuant hereto. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

        (l)    Legends.    Each certificate or other instrument representing any shares of Common Stock that are Beneficially Owned by any Member that are subject to any of the provisions of this Agreement shall bear a legend substantially in the following form, in addition to any other legend required under applicable law or by contract:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AND RIGHT OF FIRST REFUSAL AGREEMENT, DATED AS OF MAY 3, 2009, BY AND AMONG LIBERTY ENTERTAINMENT, INC., A DELAWARE CORPORATION, DIRECTV, A DELAWARE CORPORATION, THE DIRECTV GROUP, INC., A DELAWARE CORPORATION, JOHN C. MALONE, LESLIE MALONE, THE TRACY L. NEAL TRUST A AND THE EVAN D. MALONE TRUST A. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. THE SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR ANY INTEREST THEREIN IS RESTRICTED BY SUCH AGREEMENT AND ANY SUCH SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION MAY BE MADE ONLY UPON COMPLIANCE THEREWITH. SUCH AGREEMENT ALSO CONTAIN(S) PROVISIONS RELATING TO THE EXERCISE OF CERTAIN RIGHTS, IF ANY, OF THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND MAY GRANT THE ISSUER OR OTHERS THE RIGHT TO PURCHASE SUCH SHARES UNDER CERTAIN CIRCUMSTANCES."

        (m)  Interpretation.    When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

        (n)   Counterparts.    This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature Page Follows]

        IN WITNESS WHEREOF, each of the undersigned has executed this agreement as of the date first above written.

LIBERTY ENTERTAINMENT, INC.
By:	/s/ CHARLES Y. TANABE
	Name:	Charles Y. Tanabe
	Title:	Executive Vice President
DIRECTV
By:	/s/ LARRY D. HUNTER
	Name:	Larry D. Hunter
	Title:	Executive Vice President
THE DIRECTV GROUP, INC.
By:	/s/ LARRY D. HUNTER
	Name:	Larry D. Hunter
	Title:	Executive Vice President

/s/ DR. JOHN C. MALONE Dr. John C. Malone, individually

/s/ MRS. LESLIE MALONE Mrs. Leslie Malone, individually
TRACY L. NEAL TRUST A
By:	/s/ DAVID THOMAS
	Name:	David Thomas
	Title:	Trustee
EVAN D. MALONE TRUST A
By:	/s/ DAVID THOMAS
	Name:	David Thomas
	Title:	Trustee

i

ii

Schedule 10(a)
Authority for this Agreement

1.
Filings made pursuant to the HSR Act.

2.
Filings made with the FCC.

3.
The Liberty Stockholder Approval and the DIRECTV Stockholder Approval.

4.
Filings made pursuant to any applicable federal or state securities laws.

Schedule 10(b)
Liens on Malone Liberty Shares

1.
Trust Agreements:

a.
The Evan D. Malone Trust A, a Colorado trust created under the Agreement Creating the Malone Children's Trust dated April 3, 2002.

b.
The Tracy L. Neal Trust A, a Colorado trust created under the Agreement Creating the Malone Children's Trust dated April 3, 2002.

c.
Malone Family Charitable Remainder Trust

2.
Permitted Pledges:

  2,405,310 shares of Liberty Entertainment Series A Common Stock ("Pledged Shares") pledged by Dr. Malone pursuant to the Fidelity Brokerage Account Application, Brokerage Account Client Agreement ("Brokerage Account Agreement") and Margin Account Agreement ("Margin Account Agreement," together with the Brokerage Account Agreement, the "Pledge Agreements")) dated November 20, 2008, as amended by the Margin Account Agreement Amendment dated November 20, 2008 by and among FBS, National Financial Services LLC ("NFS," together with FBS, "Fidelity") and Dr. Malone. The Agreements provide Fidelity with a security interest in the Pledged Shares and permit Fidelity, as the pledgee, to rehypothecate such Pledged Shares.

3.
Call Agreement.

4.
Malone Awards Relating to Liberty Entertainment Common Stock (as of 3/31/09):

Series	Outstanding Options	Option Exercise Price ($)	Grant Date	Expiration Date	Vesting
Series A	40,000	17.99	6/14/05	6/14/15	Fully vested
Series A	337,712	23.32	3/29/07	3/29/14	Vesting quarterly over 4 years
Series A	1,373,656	17.69	12/16/08	12/16/15	Vesting quarterly over 4 years
Series B	2,297,080	21.79	2/28/01	2/28/11	Fully vested
Series B	360,000	18.19	6/14/05	6/14/15	Fully vested
5.
Dr. Malone holds two restricted share awards with respect to Liberty Entertainment Common Stock: (1) 12,672 shares of LMDIA and (2) 285,225 shares of LMDIA.

2

Schedule 11
Authority for this Agreement

1.
Filings made pursuant to the HSR Act.

2.
Filings made with the FCC.

3.
The Liberty Stockholder Approval and the DIRECTV Stockholder Approval.

4.
Filings made pursuant to any applicable federal or state securities laws.

3

QuickLinks

  Exhibit 10.4
VOTING AND RIGHT OF FIRST REFUSAL AGREEMENT May 3, 2009
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